Exhibit 99.01

Press Release www.shire.com

Shire Announces FDA Approval of VPRIVTM (velaglucerase alfa for injection) for the Treatment of Type 1 Gaucher Disease
Company Announces New Enhancements to Patient Assistance Programs in the United States

Cambridge, MA, US – February 26, 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announced today that the U.S. Food and Drug Administration (FDA) has granted marketing approval for VPRIV, a human cell line derived enzyme replacement therapy (ERT) for the long-term treatment of Type 1 Gaucher disease in pediatric and adult patients. The FDA designated VPRIV for Priority Review and granted marketing approval in just 6 months. VPRIV offers patients and their physicians a new treatment option at a critical time, as the supply of the previously approved ERT for Gaucher disease is uncertain and remains disrupted.

“We have had the opportunity to use VPRIV in clinical trials and actively participated in the expanded access program. We appreciate the support Shire’s management team has provided during the last few months to ensure continuity of care for nearly 50 of our patients with Gaucher disease. We are confident the team Shire has put into place will ensure a seamless transition into the post-regulatory period,” said Gregory M. Pastores MD, Associate Professor of Neurology and Pediatrics at the NYU School of Medicine in New York.  “VPRIV offers patients a therapeutic option that is safe and effective, and our experience with VPRIV has helped build confidence in its use, bolstered by data on low frequency of antibody formation.”

Shire recognizes that the treatments it develops for life-altering diseases and conditions require specialized service and support offerings. With today's FDA approval of VPRIV, the company has implemented enhancements to its existing OnePathSM Access Program with the introduction of a new Co-Pay Assistance Program. The new program was developed based on feedback from the rare disease community. It is designed to simplify the process and paperwork associated with initiation of therapy, and to reduce the financial burden for patients who are treated with Shire HGT therapies in the United States, including VPRIV. The Company has also announced that it will price VPRIV at a 15% savings over the other commercially available ERT for Gaucher disease.

New Co-Pay Assistance Program for Eligible U.S. Patients
The new co-pay program provides assistance for eligible patients in the U.S. who have commercial prescription insurance, and helps these patients pay for out-of-pocket medication costs for Shire HGT products, regardless of income level. Through this program, Shire HGT intends to cover these patients’ insurance co-pay for the first 3 months of their therapy in 2010. In 2011, the Company intends to cap eligible patients’ out of pocket prescription expenses at $500.

The new Co-Pay Assistance Program will take effect immediately, and will apply to eligible ELAPRASE® (idursulfase) patients and VPRIV™ patients in the U.S.

“The last 6 months have been very challenging for the entire Gaucher community, and the approval of VPRIV brings an important new treatment option to patients suffering from Type 1 Gaucher disease,” said Rhonda Buyers, CEO / Executive Director, National Gaucher Foundation (NGF). “We at the NGF are excited about this approval, and by the steps that Shire has taken to improve access to treatments for patients with life-altering conditions.  This co-pay program will greatly assist the Gaucher patient population, and we appreciate the fact that Shire has taken the time to listen to us and to act on the needs of patients.”

More about VPRIV
The VPRIV application has also been granted accelerated assessment by the European Medicines Agency (EMA) in the European Union (EU). Shire expects to launch VPRIV in the EU by the end of 2010 and in other countries beginning in 2011.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Full prescribing information for VPRIV can be found at www.VPRIV.com. For information on Shire’s OnePathSM services visit www.onepath.com or call 1 (866) 888-0660. For more information about Gaucher disease, please visit www.GaucherPatients.com.

Indications and Usage
VPRIV™ (velaglucerase alfa for injection) is a hydrolytic lysosomal glucocerebroside-specific enzyme indicated for long-term enzyme replacement therapy for pediatric and adult patients with Type 1 Gaucher disease

Dosing and Administration
•	60 Units/kg administered every other week as a 60-minute intravenous infusion.
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Patients currently being treated with imiglucerase for Type 1 Gaucher disease may be switched to VPRIV. Patients previously treated on a stable dose of imiglucerase are recommended to begin treatment with VPRIV at that same dose when they switch from imiglucerase to VPRIV.

•
Physicians can make dosage adjustments on an individual patient basis based on achievement and maintenance of therapeutic goals. Clinical trials have evaluated doses ranging from 15 Units/kg to 60 Units/kg every other week.

Clinical Trial Results
Shire’s VPRIV clinical trial program included the largest and most comprehensive set of Phase III trials conducted to date for Gaucher disease.

The efficacy of VPRIV was assessed in three clinical studies in a total of 99 patients with type 1 Gaucher disease. Eighty-two patients age 4 years and older received VPRIV and 17 patients age 3 years and older received imiglucerase. Studies I and II were conducted in patients who were not currently receiving Gaucher disease-specific therapy. Study III was conducted in patients who were receiving imiglucerase treatment immediately before starting VPRIV. In these studies, VPRIV was administered intravenously over 60 minutes at doses ranging from 15 Units/kg to 60 Units/kg every other week. Each study met its primary endpoint.

Important Safety Information
The most serious adverse reactions seen with VPRIV were hypersensitivity reactions.

Infusion-related reactions were the most commonly observed adverse reactions in patients treated with VPRIV in clinical studies. The most commonly observed symptoms of infusion-related reactions were: headache, dizziness, hypotension, hypertension, nausea, fatigue/asthenia, and pyrexia.  Generally the infusion-related reactions were mild and, in treatment-naïve patients, onset occurred mostly during the first 6 months of treatment and tended to occur less frequently with time.

Adverse reactions more commonly seen in pediatric patients compared to those observed in adult patients (>10% difference) include rash, upper respiratory tract infection, prolonged activated partial thromboplastin time, and pyrexia.

About Gaucher Disease
Gaucher disease is an autosomal recessive disorder caused by mutations in the GBA gene which results in a deficiency of the lysosomal enzyme beta-glucocerebrosidase. This enzymatic deficiency causes an accumulation of glucocerebroside, primarily in macrophages. In this lysosomal storage disorder (LSD), clinical features are reflective of the distribution of Gaucher cells in the liver, spleen, bone marrow, and other organs. The accumulation of glucocerebrosidase in the liver and spleen leads to organomegaly. Presence of Gaucher cells in the bone marrow and spleen lead to clinically significant anemia and thrombocytopenia.

Gaucher disease is the most prevalent of the lysosomal storage disorders diseases. Gaucher disease has classically been categorized into 3 clinical types. Type 1 Gaucher disease is characterized by variability in signs, symptoms, severity, and progression.  Type 1 is the most common and is distinguished from Type 2 and Type 3 by the lack of early neurological symptoms.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Eric Rojas (North America)	+1 617 551 9715

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Jessica Cotrone (North America, HGT)	+1 781 482 9538

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions. Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights. Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.